Exhibit 24

POWER OF ATTORNEY

	Effective 20th September, 2018, I, the undersigned Allan Pelvang, Vice President of FIL Limited, on behalf of FIL Limited and each of its direct and indirect subsidiaries (collectively, "FIL"), hereby constitute and appoint Kevin M. Meagher, with full power of substitution, my true and lawful attorney-in-fact, with full power to sign for me and in my name, and for and in the name of FIL, in the appropriate capacities, to notify companies and to sign such notices, forms or filings or amendments thereto (the "Filings"), in respect of interest in shares held, directly or beneficially, by FIL, pursuant to all laws and regulations of the United States of America and the other jurisdictions within North America, Central America, South America, Bermuda, and the Caribbean, as shall from time to time be applicable to FIL, and generally to do all such things in my name and behalf, and in the name and on behalf of FIL, in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such Filings to be completed and filed. I hereby ratify and confirm all that said attorney-in-fact may cause to be done by virtue hereof.

	The Power of Attorney shall remain in full force and effect only for such time as Kevin M. Meagher shall continue to be an officer of Fidelity Management &
Research Company or its affiliates, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.


	Dated: 20th September, 2018


  	By /s/ Allan Pelvang
  	Allan Pelvang
  	Director


POWER OF ATTORNEY

	Effective September 25, 2018, I, the undersigned Vice President of Pandanus
Associates, Inc., general partner of Pandanus Partners L.P., on behalf of each of Pandanus Associates Inc. and Pandanus Partners L.P.(collectively,
"Pandanus"), hereby constitute and appoint Kevin M. Meagher, with full power of substitution, my true and lawful attorney-in-fact, with full power to sign for me and in my name, and for and in the name of Pandanus, in the appropriate capacities, to notify companies and to sign such notices, forms or filings or amendments thereto (the "Filings"), in respect of interest in shares held, directly or beneficially, by Pandanus, pursuant to all laws and regulations of the United States of America and the other jurisdictions within North America,
Central America, South America, Bermuda, and the Caribbean, as shall from time to time be applicable to Pandanus, and generally to do all such things in my name and behalf, and in the name and on behalf of Pandanus, in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such
Filings to be completed and filed. I hereby ratify and confirm all that said attorney-in-fact may cause to be done by virtue hereof.

	The Power of Attorney shall remain in full force and effect only for such time as Kevin M. Meagher shall continue to be an officer of Fidelity Management
& Research Company or its affiliates, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.


	Dated: September 25, 2018


  	By /s/ Deidre G. O'Byrne
  	Deidre G. O'Byrne
  	Vice President